ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           REGENCY REALTY CORPORATION
               AMENDING THE DESIGNATION OF THE PREFERENCES, RIGHTS
                      AND LIMITATIONS OF 542,532 SHARES OF
            SERIES 1 CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                 $0.01 Par Value

         Pursuant to Section 607.1003 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

         The Corporation was incorporated on July 8, 1993, effective July 9, 1993, under the name Regency Realty Corporation. By resolutions duly adopted on July 29, 1999, the Board of Directors of the Corporation has approved an amendment ("Amendment") to the Articles of Amendment to the Charter (the "Designation") designating the preferences, rights and limitations of 542,532 shares of Series 1 Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series 1 Preferred Stock"). Pursuant to Section 9(c) of the Designation and pursuant to Sections 607.0704 and 607.1004 of the FBCA, the Amendment was approved by the written consent of the holders of record of a majority of the outstanding shares of the Series 1 Preferred Stock effective August ___, 1999. The number of votes cast by such voting group was sufficient for approval of the Amendment by such voting group. No other voting group was entitled to vote on the Amendment.

         The definition in the Designation of "Dividend Payment Date" is hereby amended to read in full as follows:

                  "'Dividend Payment Date' shall mean the date on which any cash dividend is paid on the Common Stock."





                                                  [Signature Page Follows]





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         IN WITNESS  WHEREOF,  the undersigned Chief Executive Officer of the
Corporation has executed these Articles of Amendment this _____ day of ______________, 1999.



                                       REGENCY REALTY CORPORATION


                                       By:
                                          Name:    Bruce M. Johnson
                                          Title:   Executive Vice President and
                                                   Managing Director

[SEAL]